UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 7, 2008 (August 1, 2008)
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3241 Westerville Road, Columbus, Ohio		43224

(Address of principal executive offices)		(Zip Code)
(614) 476-8131

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On August 1, 2008 Retail Ventures, Inc. (“RVI”) provided a notice of non-renewal of the employment agreement with President and Chief Executive Officer Heywood Wilansky. Mr. Wilansky is a Director of RVI and also a Director of its majority-owned subsidiary DSW Inc. The basis for this decision is that, following the Company’s January 23, 2008 disposition of an 81% ownership interest in its Value City Department Stores business, the Company determined that the non-renewal of Mr. Wilansky’s employment agreement will contribute to cost savings objectives consistent with the Company’s new corporate structure. Pursuant to terms of Mr. Wilansky’s employment agreement his employment will terminate on January 31, 2009. The amounts and components of compensation that Mr. Wilansky is entitled to receive in connection with the non-renewal of his employment agreement are set forth in his employment agreement, which was filed as an exhibit to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed on November 24, 2004.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective November 1, 2004, between Retail Ventures, Inc. and Heywood Wilansky. Incorporated by reference to Exhibit 10.1 to Form 8-K/A (file no. 1-10767) filed November 24, 2004.

99.1*	Press Release dated August 7, 2008.

*	Filed herewith.

SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: August 7, 2008	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary